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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-115431 of Oak Street Financial Services, Inc. on Form S-11 of our report dated March 19, 2004 (August 25, 2004 as to Note 5) with respect to the consolidated financial statements of Oak Street Mortgage, LLC and subsidiaries (a wholly-owned subsidiary of Oak Street Operations LLC, a majority owned subsidiary of Oak Street Financial Services, Inc.) as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 and of our report dated March 19, 2004 (August 25, 2004 as to Note 5) with respect to the consolidated financial statements of Oak Street Financial Services, Inc. as of December 31, 2003 and for the three months ended December 31, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Indianapolis, Indiana
September 28, 2004